As filed with the Securities and Exchange Commission on November 16, 2011

Registration No. 333-163606

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0830300 (I.R.S. Employer Identification Number)

10110 Sorrento Valley Road, Suite C
San Diego, CA 92121
(858) 909-0736
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pedro Lichtinger
President and Chief Executive Officer
Optimer Pharmaceuticals, Inc.
10110 Sorrento Valley Road, Suite C
San Diego, CA 92121
(858) 909-0736

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John D. Prunty Kurt M. Hartman Optimer Pharmaceuticals, Inc. 10110 Sorrento Valley Road, Suite C San Diego, CA 92121 (858) 909-0736	Thomas A. Coll, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121-9109 (858) 550-6000

Approximate date of commencement of proposed sale to the public:

This post-effective amendment deregisters those securities that remain unsold and not subject to outstanding convertible securities hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This post-effective amendment to the Registration Statement on Form S-3 (Registration No. 333-163606) (the “Registration Statement”) of Optimer Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on December 9, 2009 and amended on December 23, 2009, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and remaining unsold and not subject to outstanding convertible securities thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 16, 2011.

OPTIMER PHARMACEUTICALS, INC.

By:	/s/ PEDRO LICHTINGER
Pedro Lichtinger
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PEDRO LICHTINGER	President, Chief Executive Officer and Director	November 16, 2011
Pedro Lichtinger	(Principal Executive Officer)

/s/ JOHN D. PRUNTY	Chief Financial Officer, Vice President, Finance and Secretary	November 16, 2011
John D. Prunty	(Principal Accounting and Financial Officer)

/s/ MICHAEL N. CHANG*	Chairman of the Board	November 16, 2011
Michael N. Chang

/s/ ANTHONY E. ALTIG*	Director	November 16, 2011
Anthony E. Altig

/s/ MARK AUERBACH*	Director	November 16, 2011
Mark Auerbach

/s/ JOSEPH Y. CHANG*	Director	November 16, 2011
Joseph Y. Chang

/s/ PETER E. GREBOW*	Director	November 16, 2011
Peter E. Grebow

/s/ ROBERT L. ZERBE*	Director	November 16, 2011
Robert L. Zerbe

* Pursuant to power of attorney

By:	/s/ JOHN D. PRUNTY
John D. Prunty
Attorney-in-Fact

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